Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

Magnum Hunter Resources Corporation

We consent to the incorporation by reference into this Registration Statement on Form S-3 of Magnum Hunter Resources Corporation and the related prospectus, of our report dated February 29, 2012, relating to the consolidated financial statements and financial statement schedule of Magnum Hunter Resources Corporation and subsidiaries (the “Company”) as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, included under the caption “Experts”.

/s/ Hein & Associates LLP

Hein & Associates LLP

Dallas, Texas

April 2, 2012